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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20459

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 27, 1998


                            CREDIT DEPOT CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                         0-19420                          58-1909265
          --------                         -------                          ----------
(State or other jurisdiction of    (Commission file number)    (I.R.S. Employer Identification No.)
 incorporation or organization)
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                              700 Wachovia Center
                              Gainesville, Georgia
                              --------------------
                    (Address of principal executive offices)

                                     30501
                                     -----
                                   (Zip code)

                                 (770) 531-9927
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

     During the final week of October, 1998, Credit Depot Corporation (the
"Company") sold loans at a net gain on sale margin that was significantly less than the net gain on sale margin previously realized. The net gain on sale margin (the "Net Gain") is the difference between the loan premium paid to the Company by certain large loan purchasers (the "Gross Premium"), and the yield spread premium the Company pays to mortgage brokers for acquiring certain loans
("YSP"). While loans sold during the last week of October included a YSP that was, on average, consistent with previous months, the Gross Premium received by the Company was significantly less than such average. This significant decrease in Gross Premium is consistent with a recent industry-wide decline in the demand for non-conventional mortgage loans, which has led to lower prices being offered by those entities who are still purchasing such loans. Management believes substantially all non-conventional mortgage lenders are affected by this market condition, and that this problem is not confined to the Company.

     The Company has taken measures designed to mitigate this reduction in Net
Margin, including reducing and/or eliminating the amount of YSP the Company is paying. Management believes that such measures are also being implemented by the
Company's competitors, and therefore Management does not believe that these actions will put the Company at a competitive disadvantage. These actions are expected to improve the Net Margin currently realized by the Company, although it is doubtful that the Net Margin will be completely restored to percentages obtained earlier this year in the near term. The Company is dependent upon the cash premium received upon sale of its loans to fund its operations, and will not be able to generate positive cash flow without increased Net Margins and/or increased loan sales from current levels. Management believes the Net Margin will improve as loans with a higher average YSP are sold and replaced with loans with a lower average YSP.
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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CREDIT DEPOT CORPORATION
                                        --------------------------------
                                                            (Registrant)



Date: October 29, 1998                  /s/ Ralph J. DeBee
                                        --------------------------------
                                            Ralph J. DeBee
                                            (President and Chief
                                            Executive Officer)


Date: October 29, 1998                  /s/ Charles D. Farrahar
                                        --------------------------------
                                            Charles D. Farrahar
                                            (Vice President and
                                            Chief Financial Officer)